UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information
Information Statement pursuant to Section 14(c) of the
Securities Exchange Act of 1934 (Amendment No.  )

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□   Preliminary information statement.

□   Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

⌧   Definitive information statement.

North Square Investments Trust

(Name of Registrant as Specified in Its Charter)

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NORTH SQUARE OAK RIDGE SMALL CAP GROWTH FUND
A SERIES OF NORTH SQUARE INVESTMENTS TRUST
10 South LaSalle Street, Suite 1925
Chicago, IL 60603

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

January 18, 2022

As a shareholder of the North Square Oak Ridge Small Cap Growth Fund (the “Fund”), a series of North Square Investments Trust (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the termination of the former subadviser and the hiring of the new subadviser to the Fund. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail.  We encourage you to access and review all of the important information contained in the Information Statement.  As described below, the Information Statement is for informational purposes only and as a shareholder of the Fund you need not take any action.

Summary of Information Statement

The Information Statement details the replacement of the subadviser and related changes to the Fund. At a meeting of the Fund’s Board of Trustees (the “Board”) on October 27, 2021, the Board approved, among other items, (i) the termination of the subadvisory agreement between North Square Investments, LLC (the “Adviser”) and Oak Ridge Investments, LLC with respect to the Fund and (ii) a subadvisory agreement (the “Subadvisory Agreement”) between the Adviser and NSI Retail Advisors, LLC, an affiliate of the Adviser (“NSI Retail Advisors”), with respect to the Fund. The Subadvisory Agreement went into effect on January 11, 2022, which is when NSI Retail Advisors became the Fund’s subadviser. In connection with the appointment of NSI Retail Advisors, the Board also approved a change in the Fund’s name to “North Square Spectrum Alpha Fund,” along with changes to the Fund’s non-fundamental investment policy, principal investment strategies and principal risks to reflect NSI Retail Advisors’ investment approach for the Fund. The Board also approved a contractual reduction in the Fund’s management fee. These changes became effective on January 11, 2022.

The Adviser has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits, among other matters, the Adviser, subject to certain conditions, to enter into a new subadvisory agreement with an affiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board.  Although approval of the new Subadvisory Agreement by the Fund’s shareholders is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy.  You may view and print the full Information Statement on the Fund’s website at Northsquareinvest.com. The Information Statement will be available on the website until at least April 30, 2022.  To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document.  You may request a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in writing at North Square Funds, c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, Wisconsin 53201 or calling 855-551-5521 by January 11, 2023.  If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to North Square Funds, c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, Wisconsin 53201, calling 855-551-5521 or downloading them from the website at Northsquareinvest.com.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders.  If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at North Square Funds, c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, Wisconsin 53201 or calling 855-551-5521.  If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice.  If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at North Square Funds, c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, Wisconsin 53201 or calling 855-551-5521, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

NORTH SQUARE OAK RIDGE SMALL CAP GROWTH FUND
A SERIES OF NORTH SQUARE INVESTMENTS TRUST
10 South LaSalle Street, Suite 1925
Chicago, IL 60603

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of this Information Statement is being mailed on or about January 18, 2022. This Information Statement is being made available to shareholders of North Square Oak Ridge Small Cap Growth Fund (the “Fund”), a series of North Square Investments Trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that North Square Investments, LLC (the “Adviser”) received from the U.S. Securities and Exchange Commission (the “SEC”).  The Manager of Managers Order permits, among other matters, the Adviser, subject to certain conditions, including the approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain or replace an affiliated subadviser (or subadvisers).

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part.  We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS ADVISORY AGREEMENT

The Adviser, located at 10 South LaSalle Street, Suite 1925, Chicago, Illinois 60603, serves as investment adviser to the Fund pursuant to an investment advisory agreement (the “Advisory Agreement”), dated as of May 10, 2019, as amended, and most recently renewed, as amended, by the Board at its meeting held on October 27, 2021 (the “October Meeting”).

Under the Advisory Agreement, the Adviser, among other matters, makes recommendations as to the initial and ongoing engagement of a subadviser. Factors it considers with respect to the selection and retention of a subadviser include, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results.  The Adviser also monitors the performance of the subadviser on an ongoing basis.  As compensation for its services, the Adviser receives a management fee from the Fund and, from this management fee, the Adviser pays the subadviser a subadvisory fee. Subadvisers serve pursuant to separate subadvisory agreements with the Adviser under which the subadviser manages all or a portion of a fund’s investment portfolio, as determined by the Adviser.  At the October Meeting, the Board approved a contractual reduction in the Fund’s management fee, which became effective on January 11, 2022 (the “Effective Date”).

NSI RETAIL ADVISORS, LLC AND THE SUBADVISORY AGREEMENT
At the October Meeting, the Board, including a majority of the Board members who are not interested persons of the Fund (the “Independent Trustees”) within the meaning of the Investment Company Act of 1940 (the “1940 Act”), approved, pursuant to the Manager of Managers Order and in accordance with the recommendations of the Adviser, (i) the termination of the subadvisory agreement between the Adviser and Oak Ridge Investments, LLC (“Oak Ridge”) with respect to the Fund; and (ii) a subadvisory agreement (the “Subadvisory Agreement”) between the Adviser and NSI Retail Advisors, LLC, an affiliate of the Adviser (“NSI Retail Advisors”), with respect to the Fund. NSI Retail Advisors began serving as the subadviser to the Fund on the Effective Date, pursuant to the Subadvisory Agreement with the Adviser effective as of the Effective Date. In connection with the appointment of NSI Retail Advisors, the Board also approved a change in the Fund’s name to “North Square Spectrum Alpha Fund,” along with changes to the Fund’s non-fundamental investment policy, principal investment strategies and principal risks to reflect NSI Retail Advisors’ investment approach for the Fund. These changes became effective on the Effective Date.

Management Fees Paid to the Adviser and Subadvisory Fees Paid to the Subadviser

Under the Advisory Agreement, the Fund paid the Adviser an annual management fee of 0.85% for the first $1 billion and thereafter 0.80%, calculated daily and payable monthly, as a percentage of the Fund’s average daily net assets. At the October Meeting, the Board approved a decrease in the management fee paid by the Fund to an annual rate of 0.20% of the Fund’s average daily net assets, as of the Effective Date. In addition, as of the Effective Date, the Adviser has contractually agreed to waive its advisory fee and/or reimburse expenses in order to limit Total Annual Fund Operating Expenses (excluding any taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, any acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization, and extraordinary expenses such as litigation expenses) to 1.30% and 1.05% of the Fund’s average daily net assets attributable to Class A and Class I shares, respectively. Prior to the Effective Date, the Fund’s contractual expense cap is 1.39% and 1.14% for the Class A and Class I shares, respectively.

The Adviser, in turn, paid Oak Ridge an annual fee of 0.425% for the first $1 billion and thereafter 0.40% based on the Fund’s average daily net assets, out of its own assets. Pursuant to the Subadvisory Agreement, NSI Retail Advisors is entitled to receive an annual fee paid solely by the Adviser based on the Fund’s average daily net assets of 0.14%.

For the fiscal year ended May 31, 2021, the Fund paid the Adviser advisory fees based on its average daily net assets pursuant to the Advisory Agreement, net of any fee waivers in effect at that time, as follows:

Advisory Fees	% of Average Daily Net Assets
$ 749,916	0.51%

For the fiscal year ended May 31, 2021, the Adviser, in turn, paid Oak Ridge subadvisory fees (with waivers in effect at that time) based on the Fund’s average daily net assets pursuant to the prior subadvisory agreement as follows:

Sub-advisory Fees Paid to Oak Ridge	% of Average Daily Net Assets
Estimated Subadvisory Fee That Would Instead Have Been Paid to NSI Retail Advisors if its Subadvisory Agreement Had Been in Effect for the Fiscal Year Ended 5/31/21,
in Dollars and as a % of Average Daily Net Assets of the Fund During the Fiscal Year Ended 5/31/21
			Difference in the Subadvisory Fee During the Fiscal Year Ended 5/31/21 and the Estimated Subadvisory Fee, in Dollars and as a % of Subadvisory Fees Paid During Fiscal Year Ended 5/31/31
$374,958	0.265%	$205,859 0.14%	$(169,099) (0.125)%

INFORMATION ABOUT NSI RETAIL ADVISORS

NSI Retail Advisors, founded in 2021, is located at One Gateway Center, Pittsburgh, Pennsylvania 15222. NSI Retail Advisors is an affiliate of, and under common control with, the Adviser and is primarily focused on mutual fund advisory services. As of December 31, 2021, NSI Retail Advisors managed approximately $784 million in assets.

The following table provides information on the principal executive officers and directors of NSI Retail Advisors:

Name	Title/Responsibilities	Address
Mark Goodwin	Chairman	10 S. LaSalle Street Chicago, IL 60603
Mark Gensheimer	President	One Gateway Center Pittsburgh, PA 15222
Alan Molotsky	Chief Financial Officer	10 S. LaSalle Street Chicago, IL 60603
Ulf Skreppen	Chief Compliance Officer	One Gateway Center Pittsburgh, PA 15222

OTHER FUNDS WITH SIMILAR INVESTMENT OBJECTIVES MANAGED BY NSI RETAIL ADVISORS

FUND NAME	ASSETS (MILLIONS) AS OF DECEMBER 31, 2021	SUBADVISORY FEE RATE
North Square Tactical Growth Fund	$604
At an annual rate of 0.875% of the Fund’s average daily net assets up to $150 million, 0.70% of its average daily net assets over $150 million up to $500 million, and 0.595% of its average daily net assets over $500 million.

North Square Tactical Defensive Fund	$78
At an annual rate of 0.875% of the Fund’s average daily net assets up to $150 million, 0.70% of its average daily net assets over $150 million up to $500 million, and 0.595% of its average daily net assets over $500 million.

North Square Multi Strategy Fund	$58
At an annual rate of 0.00% for Fund assets invested in other series of the Trust advised by the Adviser and 0.25% for Fund assets invested in Funds not included in the Fund’s Trust, based on the Fund’s average daily net assets.

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

At the October Meeting, the Fund’s Board, including a majority of the Independent Trustees, upon the recommendation of the Adviser, unanimously approved the Subadvisory Agreement between the Adviser and NSI Retail Advisors with respect to the Fund.

At the October Meeting, in determining whether to approve the Subadvisory Agreement, the members of the Board reviewed and evaluated information and factors they believed to be relevant and appropriate in the exercise of their reasonable business judgment. While individual members of the Board may have weighed certain factors differently, the Board’s determination to approve the Subadvisory Agreement was based on a comprehensive consideration of all information provided to the Board with respect to the approval of the Subadvisory Agreement. The Board was also furnished with an analysis of its fiduciary obligations in connection with its evaluation of the Subadvisory Agreement and, throughout the evaluation process, the Board was assisted by Fund Counsel and Independent Trustee Counsel who each provided legal memoranda to the Board detailing the duties and responsibilities of the Board in connection with the approval of the Subadvisory Agreement.

Following an analysis and discussion of the foregoing, and the factors identified below, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement with NSI Retail Advisors.

Nature, Extent and Quality of Services
The Board considered information regarding the nature, extent and quality of services proposed to be provided to the Fund by NSI Retail Advisors. The Board considered, among other things, the terms of the Subadvisory Agreement and the range of services proposed to be performed by NSI Retail Advisors. The Board considered NSI Retail Advisors’ reputation, organizational structure, and resources and overall financial strength (including economic and other support provided by affiliates of the Adviser), its willingness to consider and implement organizational and operational changes designed to enhance services to the Fund.

The Board also considered NSI Retail Advisors’ professional personnel who would provide services to the Fund, including NSI Retail Advisors’ ability and experience in attracting and retaining qualified personnel to service the Fund. In addition, the Board considered the compliance program and compliance record of NSI Retail Advisors. The Board noted NSI Retail Advisors’ support of the Fund’s compliance control structure, including the resources that would be devoted by NSI Retail Advisors in support of the Fund’s obligations pursuant to Rule 38a-1 under the 1940 Act and the efforts of NSI Retail Advisors to address cybersecurity risks and invest in business continuity planning, including the steps taken by NSI Retail Advisors to address the challenges created by the Covid-19 pandemic.

The Board considered the Adviser’s responsibilities, including, but not limited to, monitoring and evaluating the performance of NSI Retail Advisors, monitoring NSI Retail Advisors for adherence to the stated investment objective, strategies, policies and restrictions of the Fund, and supervising NSI Retail Advisors with respect to the services that NSI Retail Advisors would provide under the Subadvisory Agreement. In this regard, the Board evaluated information about the nature and extent of responsibilities retained and risks assumed by the Adviser and not delegated to or assumed by NSI Retail Advisors. The Board also considered the process used by the Adviser, consistent with the “manager-of-managers” structure, to identify and recommend sub-advisers, and its ability to monitor and oversee sub-advisers and recommend replacement sub-advisers, when necessary, and provide other services under the Advisory Agreement.

The Board also considered, among other things, the quality of NSI Retail Advisors’ investment personnel, its investment philosophies and processes, its investment research capabilities and resources, its performance record, its experience, its trade execution capabilities and its approach to managing risk. The Board considered the experience of the Fund’s anticipated portfolio managers, the number of accounts managed by the portfolio managers, and NSI Retail Advisors’ method for compensating the portfolio managers. Moreover, the Board considered that the Adviser has oversight responsibility for conflicts of interest relating to the Fund.

After consideration of the foregoing factors, among others, the Board concluded that the nature, extent and quality of services to be provided by NSI Retail Advisors, taken as a whole, are appropriate and consistent with the terms of the Subadvisory Agreement. In addition, the Board concluded that the Fund was likely to continue to benefit from services to be provided under the Subadvisory Agreement.

Fund Performance
The Board observed NSI Retail Advisors’ relevant performance results versus the Fund’s benchmark over different time periods.

Based on these considerations, the Board concluded that it was satisfied that NSI Retail Advisors would have the capability of providing satisfactory investment performance for the Fund.

Subadvisory Fees and Expenses
The Board reviewed and considered the proposed level of subadvisory fees under the proposed Subadvisory Agreement, noting that the proposed subadvisory fees payable to NSI Retail Advisors would be paid by the Adviser and would not impact the fees paid by the Fund. The Board also considered the investment strategy to invest in other investment companies (“Acquired Funds”), rather than making direct investments in the underlying securities in which the Acquired Funds invest. The Board concluded that the services provided under the proposed Subadvisory Agreement were not duplicative of the services provided under the Acquired Funds’ advisory contracts. The Board also considered that the sub-advisory fees to be paid to NSI Retail Advisors had been negotiated by the Adviser on an arm’s length basis.

The Board reviewed information from Morningstar Inc. comparing the Fund’s advisory fee rate and total expense ratio relative to a group of its peer funds. While the Board recognized that comparisons between a fund and its peer funds may be imprecise, the comparative information provided by Morningstar Inc. assisted the Board in evaluating the reasonableness of the Fund’s fees and total expense ratio.

The Board also received and considered information about the nature and extent of services offered and fee rates charged by NSI Retail Advisors to other types of clients with investment strategies similar to those of the Fund. In this regard, the Board received information about the significantly greater scope of services, and compliance, reporting and other legal burdens and risks of managing proprietary mutual funds compared with those associated with managing assets of other types of clients, including non-mutual fund clients such as institutional separate accounts.

Based on its consideration of the factors and information it deemed relevant, including those described here, the Board concluded that the compensation payable to NSI Retail Advisors under the proposed Subadvisory Agreement was reasonable.

Profitability
The Board received information relating to the operations and expected profitability to NSI Retail Advisors from providing services to the Fund. The Board considered representations from the Adviser and NSI Retail Advisors that the subadvisory fees to be paid to NSI Retail Advisors had been negotiated on an arm’s length basis, and that the subadvisory fees are paid by the Adviser and not the Fund. Accordingly, the Board concluded that the profitability of NSI Retail Advisors is a less relevant factor with respect to the Board’s consideration of the proposed Subadvisory Agreement. The Board also reviewed and considered that NSI Retail Advisors is an affiliated sub-adviser.

Based on its review, the Board did not deem any expected profits reported by the Adviser and NSI Retail Advisors from services being provided by each to the Fund to be at a level that would prevent it from approving the Subadvisory Agreement

Economies of Scale
The Board recognized that, because NSI Retail Advisors’ fees would be paid by the Adviser and not the Fund, the analysis of economies of scale and profitability was more appropriate in the context of the Board’s consideration of the Fund’s Advisory Agreement, which was separately considered and renewed at its meetings on September 22-23, 2021, and again considered and amended by the Board at the October Meeting.

“Fall-Out” Benefits
The Board considered the potential benefits, other than subadvisory fees, that NSI Retail Advisors and its affiliates may receive because of their relationships with the Fund, including the benefits of research services that may be available to NSI Retail Advisors as a result of securities transactions effected for the Fund and other investment advisory clients, as well as other benefits from increases in assets under management.

Based on its consideration of the factors and information it deemed relevant, including those described here, the Board did not find that any ancillary benefits that may be received by NSI Retail Advisors and its affiliates are unreasonable.

Conclusion
After considering the above-described material factors and based on its deliberations and its evaluation of the information described above, and assisted by the advice of both Fund and independent legal counsel, the Board, including the Independent Trustees, concluded that the approval of the Subadvisory Agreement was in the best interest of the Fund and its shareholders.

On October 27, 2021, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement. In reaching this conclusion, no single factor was determinative.

ADDITIONAL INFORMATION ABOUT THE FUND

Fund Administrator and Transfer Agent
U.S. Bank Global Fund Services, located at P.O. Box 701, Milwaukee, Wisconsin 53201, serves as the administrator and transfer agent of the Fund.

Principal Underwriter
Compass Distributors, LLC, located at Three Canal Plaza, Suite 100, Portland, Maine 04101, serves as the principal underwriter and distributor of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to North Square Funds, c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, Wisconsin 53201 or calling 855-551-5521. Copies are also available on the website Northsquareinvest.com.

SHARE OWNERSHIP

As of December 31, 2021, the Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of each class of the Fund.

As of December 31, 2021, the shareholders below owned beneficially or of record 5% of more of the Class I shares of the Fund. A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control. Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund.

Name and Address	% Ownership
North Square Oak Ridge Small Cap Growth Fund Class A
National Financial Services LLC For Exclusive Benefit of Customers Attn: Mutual Funds Department, 4th Floor 499 Washington Boulevard Jersey City, NJ 07310-199]	10.47%
Wells Fargo Clearing Services LLC Special Custody Account For the Exclusive Benefit of its Customers 2801 Market Street Saint Louis, MO 63103-2523	7.83%
Raymond James and Associates Inc. Omnibus for Mutual Funds House Account Firm Attn: Courtney Waller 880 Carillon Parkway St. Petersburg, FL 33716-1100	5.14%

North Square Oak Ridge Small Cap Growth Fund Class I
Wells Fargo Clearing Services LLC Special Custody Account For the Exclusive Benefit of its Customers 2801 Market Street Saint Louis, MO 63103-2523	25.05%
National Financial Services LLC For Exclusive Benefit of Customers Attn: Mutual Funds Department, 4th Floor 499 Washington Boulevard Jersey City, NJ 07310-1995	14.61%
Pershing LLC 1 Pershing Plaza Jersey City, NJ 07399-0002	12.65%
Raymond James and Associates Inc. Omnibus for Mutual Funds House Account Firm Attn: Courtney Waller 880 Carillon Parkway St. Petersburg, FL 33716-1100	8.76%

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year.  Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders.  If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at North Square Funds, c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, Wisconsin 53201 or calling 855-551-5521.  If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement.  If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at North Square Funds, c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, Wisconsin 53201 or calling 855-551-5521, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.